UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2026

NextBoat Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42930	33-2636992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr

Wilmington, NC 28401

(Address of principal executive offices)

Registrant’s telephone number, including area code: (910) 772-9277

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NXB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On November 3, 2026, following approval by the Board of Directors of NextBoat Inc. (the “Company”) (the “Board”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Company appointed Alexander B. Dean as Chief Operating Officer of the Company, effective as of November 6, 2026 (the “Start Date”). Mr. Dean will report directly to the Company’s Chief Executive Officer.

Mr. Dean, age 46, has more than 20 years of experience in e-commerce, retail, licensing and consumer products. Prior to joining the Company, Mr. Dean held a series of senior leadership roles at Fanatics, a global digital sports platform and leading seller of licensed sports merchandise, most recently serving as Vice President and General Manager of Racing, Entertainment & Golf from [month] 2026 to November 2026. Previously at Fanatics, he served as Vice President of Business Development, Entertainment, from 2022 to 2025, and as General Manager of Global eSports & Gaming from 2018 to 2021. Earlier in his career, Mr. Dean served as Executive Vice President of Strategy at Fanatics from 2013 to 2017 and, from 2003 to 2012, held roles of increasing responsibility at Dreams, Inc., an online retailer of licensed sports products acquired by Fanatics in 2012, most recently as Vice President of Marketing, Purchasing & Strategy. Mr. Dean holds a B.A. in Economics from Yale.

There are no arrangements or understandings between Mr. Dean and any other person pursuant to which he was appointed as an officer of the Company. There are no family relationships between Mr. Dean and any director or executive officer of the Company, and Mr. Dean has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement and Confidentiality and Restrictive Covenant Agreement

In connection with his appointment, on November 3, 2026, the Company entered into an Executive Employment Agreement with Mr. Dean (the “Employment Agreement”), and the Company, Off The Hook Yacht Sales NC, LLC, a wholly owned subsidiary of the Company (“Off The Hook”), and Mr. Dean entered into a Confidentiality and Restrictive Covenant Agreement (the “CRCA”). Off The Hook will serve as Mr. Dean’s employer of record for payroll, tax withholding and benefits purposes, and Mr. Dean will work remotely from Illinois.

Term. The initial term of the Employment Agreement runs from the Start Date through January 31, 2030 and automatically renews for successive one-year periods unless either party gives written notice of non-renewal at least 90 days before the end of the then-current term.

Base Salary and Annual Bonus. Mr. Dean will receive an annual base salary of $200,000 during the first year of the term, increasing to $300,000 thereafter, subject to annual review by the Compensation Committee. Beginning with fiscal year 2026 (prorated from the Start Date), Mr. Dean is eligible for an annual cash bonus with a target of 50% of base salary earned during the fiscal year, up to a maximum of 150% of target, based on performance criteria established by the Compensation Committee in consultation with the Chief Executive Officer and Mr. Dean. The Board or the Compensation Committee may also award additional discretionary bonuses.

Equity Awards. On November 6, 2026, the Company granted Mr. Dean the following awards under the Company’s 2025 Equity Incentive Plan, as amended: (i) fully vested incentive stock options to purchase 50,000 shares of the Company’s common stock; (ii) 50,000 restricted stock units (“RSUs”) vesting on the 30th day after the grant date; (iii) 100,000 RSUs vesting on January 12, 2027; (iv) incentive stock options to purchase 200,000 shares vesting in four equal annual installments on January 12 of each of 2027, 2028, 2029 and 2030; and (v) non-qualified stock options to purchase 150,000 shares vesting in 36 monthly installments following the Start Date. Each option has an exercise price of $1.40 per share, equal to the fair market value of the Company’s common stock on the grant date, and a ten-year term. Vesting is generally subject to Mr. Dean’s continued employment through the applicable vesting date, and Mr. Dean is responsible for all taxes arising from the vesting and settlement of the RSUs.

Severance. If Mr. Dean’s employment is terminated by the Company without Cause, by Mr. Dean for Good Reason, or upon the Company’s non-renewal of the term (each as defined in the Employment Agreement), then, subject to his execution and non-revocation of a release of claims, Mr. Dean will be entitled to continued payment of base salary for three months plus one additional month for each full year of employment completed, up to a maximum of 12 months, and payment of COBRA premiums for that period. If such a termination without Cause or for Good Reason occurs within 12 months following a Change in Control (as defined in the Employment Agreement), Mr. Dean will instead receive a lump-sum payment equal to base salary for that period, full vesting of all unvested awards and payment of COBRA premiums for that period. All unvested awards will vest in full immediately before a Change in Control if not assumed or substituted. Upon a termination due to death or Disability (as defined in the Employment Agreement), Mr. Dean or his estate will be entitled to a prorated annual bonus based on actual results and 12 months of additional vesting credit on outstanding time-vested awards.

Other Terms. Mr. Dean will be eligible to participate in the Company’s benefit plans available to senior executives, and the Company will enter into its standard form of indemnification agreement for directors and executive officers with Mr. Dean. Incentive-based compensation paid to Mr. Dean is subject to the Company’s clawback policy. Under the CRCA, Mr. Dean is subject to confidentiality and invention assignment covenants, a non-competition covenant during employment and for 12 months thereafter, customer and employee non-solicitation covenants during employment and for 24 months thereafter, and mutual non-disparagement obligations.

The foregoing descriptions of the Employment Agreement and the CRCA are summaries only and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 12, 2026, the Company issued a press release announcing the appointment of Mr. Dean as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1*†	Form of Executive Employment Agreement, dated as of November 3, 2026, by and between NextBoat Inc. and Alexander B. Dean.
10.2*†	Form of Confidentiality and Restrictive Covenant Agreement, dated as of November 3, 2026, by and among NextBoat Inc., Off The Hook Yacht Sales NC, LLC and Alexander B. Dean.
99.1	Press Release, dated November 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain personal information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K.
†	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026	NextBoat Inc.

	By:	/s/ Ross Tannenbaum
	Name:	Ross Tannenbaum
	Title:	Chief Executive Officer